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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549




                                    FORM 8-K


                                 CURRENT REPORT




                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
                         Date of Report:  May 15, 1995
                       (Date of earliest event reported)



                            THE FOOTHILL GROUP, INC.
             (Exact name of Registrant as specified in its charter)


Delaware                           0-5467                  94-1663353
(State or other                 (Commission                (IRS employer
jurisdiction of                 file number)             identification no.)
incorporation)


      11111 Santa Monica Boulevard, Los Angeles, California     90025
             (Address of principal executive offices)        (Zip Code)


                                (310) 996-7000
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS

         On May 15, 1995, the Company entered into a merger agreement with Norwest Corporation ("Norwest"), a bank holding corporation formed under the laws of the State of Delaware, pursuant to which the Company will be a wholly owned subsidiary of Norwest. Under the terms of the Agreement each share of the Company's Class A Common Stock will be exchanged for .92 shares of Norwest Common Stock, and each share of the Company's Series A Preferred Stock will be exchanged for 6.133272 shares of Norwest Common Stock. Based on the total number of the Company's common and preferred shares outstanding and assuming the exercise of all outstanding options, Norwest will issue a total of 16,415,890 shares representing a purchase price of approximately $445 million. The merger agreement was also approved by the Company's Board of Directors on May 15, 1995, subject to the receipt by the Board of a fairness opinion that the merger consideration is fair to the Company's common and preferred shareholders from a financial point of view. Completion of the merger is subject to certain regulatory approvals and customary closing conditions. The merger agreement is also subject to approval by an affirmative vote of a majority of the Company's common and preferred stockholders. As a condition to the merger agreement, the Company entered into a stock option agreement with Norwest pursuant to which Norwest has the option to purchase up to 4,156,641 shares of the company's Class A Common Stock (approximately 18.89% of the outstanding shares) at an exercise price of $23.375 per share. The option may be exercised if certain triggering events occur including entering into an acquisition agreement with or the acquisition of 20% of the Company's outstanding Common Stock by someone other than Norwest. The merger is expected to close in the fourth quarter of 1995.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)     Exhibits

                 2.1 Agreement and Plan of Reorganization between The Foothill Group, Inc. and Norwest Corporation, dated May 15, 1995

                 2.2 Stock Option Agreement between The Foothill Group, Inc. and Norwest Corporation, dated May 15, 1995

                 2.3 Funding Agreement between The Foothill Group, Inc. and Norwest Corporation, dated May 15, 1995


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                                   SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be executed on its behalf by the undersigned thereunto duly authorized.


Dated:  May 25, 1995                   THE FOOTHILL GROUP, INC.
                                       A Delaware Corporation



                                       By:  /s/ Henry Jordan
                                          _____________________________________
                                            Henry Jordan
                                            Chief Financial Officer


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